Exhibit 10.18

DATED THIS ____ DAY OF _________________ 2025

Between

NANYANG TECHNOLOGICAL UNIVERSITY

And

NANYANG BIOLOGICS PTE LTD

INDUSTRY RESEARCH COLLABORATION AGREEMENT

RESEARCH COLLABORATION AGREEMENT

THIS AGREEMENT is entered into on the ___ day of __________________ 2025 between:

(1)	NANYANG TECHNOLOGICAL UNIVERSITY (Company Registration Number: 200604393R), located at 50 Nanyang Avenue, Singapore 639798, and acting through its School of Biological Sciences (“NTU”);

and

(2)	Nanyang Biologics Pte. Ltd. (Company Registration Number: 202116184H), a company incorporated in Singapore, having its business address at 10 ANSON ROAD #25-06 INTERNATIONAL PLAZA Singapore 079903 (“Company”).

WHEREAS:

(A)	NTU and the Company are interested in collaborating with each other to jointly undertake the Research Project on the terms and conditions of this Agreement.

THEREFORE the Parties hereby agree as follows:

1.	DEFINITIONS

1.1.	In this Agreement and in the Schedules to this Agreement, unless the context otherwise requires, the following expressions shall have the following meanings:

“Affiliate”	-	means (i) an organisation, which directly or indirectly controls a Party; or (ii) an organisation, which is directly or indirectly controlled by a Party; or (iii) an organisation, which is controlled, directly or indirectly, by the ultimate parent of a Party; or (iv) an organisation that is within the common control of a Party. For the purposes of this definition, control is defined as owning more than fifty percent (50%) of the voting equity of a Party or having otherwise the power to govern the financial and the operating policies or to appoint the management of an organisation.

“Authorised Representatives”	-	means Affiliates, employees, officers, directors, legal or professional advisors, or students.

“Background IP”	-	means Intellectual Property (not being Foreground IP) which is in or comes into the ownership or control of any Party separately and independently of the Research Project, under which such Party is free to use and grant licenses and which is expressly documented by the disclosing Party and disclosed to another Party pursuant to the Research Project.

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“Business Day”	-	means any day other than a Saturday, a Sunday or a day on which licensed banks are authorised or required to be closed in Singapore and, where expressed by reference to the jurisdiction of a person other than Singapore, means any day other than a Saturday, a Sunday or a day on which licensed banks are authorised or required to be closed in the jurisdiction of that person. If any time limit specified for a given act or event shall expire on a non-business day, then that time limit is deemed to only expire on the next business day.

“Company IP”	-	means the Foreground IP that is solely-owned by the Company as defined in Clause 7.3 of this Agreement.

“Confidential Information”	-	means any device, graphics, written information, or information in any other tangible form that is disclosed by the disclosing Party (“Discloser”) to the receiving Party (“Recipient”) and is marked at the time of disclosure as confidential or proprietary or with words of similar import. Information disclosed orally or visually and identified at the time as confidential shall be considered Confidential Information if it has been confirmed and designated in writing as confidential within thirty (30) days after its disclosure.

“Effective Date”	-	means 01 November 2025

“Field”	-	means all fields of use

“Foreground IP”	-	means such Intellectual Property that is first generated, conceived, produced, developed or reduced to practice in the course of performing the Research Project.

“Intellectual Property” or “IP”	-	means patents, copyrights, trademarks, service marks (whether registered or not), domain names, meta tags, design rights, moral rights, rights relating to computer software, registered designs, database rights and rights in databases and any similar property rights, other industrial or intellectual property rights, including those subsisting in any part of the world in inventions, unregistered designs, drawings, lay- out circuit designs, computer programs, utility models, petty patents, trade secrets, test or development results, Confidential Information, Know-How, business names, goodwill and the style or presentation of goods or services and in applications for protection of any of the above rights subsisting anywhere in the world.

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“IP Applications”	-	means any patent application, division, and all applications for registration of copyrights, designs, semi-conductor layout designs, trade names, trademarks, service marks, and any other intellectual property right registration relating to the Foreground IP.

“IP Expenses”	-	Means all actual, documented out-of-pocket costs for drafting, filing, prosecution, issuance, maintenance (annuities), translations, oppositions, re-exams, inter partes reviews, litigation support, and enforcement, including official fees and external counsel.

“Inventive Contribution”	-	means any intellectual contribution which brings about the creation of Intellectual Property, whether patentable or not, made or to be made by a Party in a Research Project in accordance with this Agreement. For the avoidance of doubt, intellectual contribution does not include any provision of funding or equipment to the Research Project by the Company or any verbal or written advice and information provided by the Company (whether available in the public domain or otherwise) which is not utilised in the creation or development of the Foreground IP.

“Joint IP”	-	means the Foreground IP that is jointly-owned by NTU and the Company as defined in Clause 7.4 of this Agreement.

“Know-how”	-	means any method, technique, process, discovery, invention, innovation, unpatentable process, specification, recipe, formula, material, molecule, gene, protein, regulatory element, design, plan, documentation, drawing, data or other technical information which is secret, substantial and identified or at least identifiable that is to say, described or is able to be described in a sufficiently comprehensive manner.

“Net Sales”	-	means gross amounts invoiced by the Company, its Affiliates or Sublicensees for sales of Licensed Products to third parties, less customary, actually-allowed deductions (trade discounts, rebates/chargebacks, returns, freight and insurance to destination, VAT/GST/sales taxes, and bad-debt write-offs up to 2% per invoice). Inter-Affiliate transfers for resale are excluded; Net Sales are booked on onward resale.

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“NTU IP”	-	means the Foreground IP that is solely-owned by NTU as defined in Clause 7.2 of this Agreement.

“NTUitive”	-	means Nanyang Technological University – NTUitive Pte Ltd (Company Registration No. 199502518G), a wholly-owned subsidiary company of NTU which manages and commercialises IP for NTU.

“Parties”	-	means NTU and the Company collectively, and a “Party” means any one of them.

“Personal Data”	-	means any data, whether true or not, about an individual who can be identified (a) from that data; or (b) from that data and other information to which the organisation has or is likely to have access.

“Research Project”	-	means the research project titled “Next Generation of AI-assisted Drug Discovery (AIDD)-Part 1” to be carried out under this Agreement, which details are set out in Schedule 1, as may be amended from time to time in accordance with this Agreement.

“Term”	-	means the period of this Agreement as specified in Clause 3 of this Agreement.

“Territory”	-	means worldwide

1.2.	In this Agreement, except where the context indicates to the contrary:

(a)	“person” includes any individual, corporation, company, incorporated or unincorporated body of persons, firm, business, institution, trust, association, joint venture, government, governmental agency or department, any state or agency thereof or other legal entity;

(b)	“writing” or any cognate expression includes a reference to any communication effected by mail, facsimile transmission or any other means of electronic communication;

(c)	words importing the singular shall include the plural and vice versa and words denoting a given gender shall include each other gender;

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(d)	any reference to “day” shall mean a part or whole period of twenty-four (24) hours, ending at twelve (12) midnight;

(e)	headings are inserted for ease of reference only and shall not be taken into account in the construction of or affect the interpretation of any provision to which they refer;

(f)	references to statutory provisions shall be construed as references to those provisions as respectively amended, consolidated, extended or re-enacted from time to time and all statutory instruments or orders made pursuant to them;

(g)	references to clauses or sub-clauses shall have reference to clauses or sub-clauses of this Agreement; and

(h)	all schedules and attachments to this Agreement form part of this Agreement.

2.	STATEMENT OF WORK

2.1.	The Parties agree to collaborate on the Research Project in accordance with the details specified in Schedule 1. The Parties recognise that the Research Project is research in nature and hence completion within the period of performance or the achievement of research outcomes cannot be guaranteed.

2.2.	The Parties are committed to maintaining the highest standards of research integrity and the responsible conduct of research, as defined in the Singapore Statement on Research Integrity (https://wcrif.org/guidance/singapore-statement). The Parties agree to cooperate in any investigation(s) which result from accusations of research misconduct and malpractice arising from the Research Project.

3.	TERM OF AGREEMENT

3.1.	This Agreement shall come into force on the Effective Date and shall continue for a period of Two (2) years (the “Term”) unless terminated earlier in accordance with Clause 10 of this Agreement. Notwithstanding the foregoing, this Agreement may be extended by mutual written agreement of the Parties.

4.	PRINCIPAL INVESTIGATORS

4.1.	The Research Project shall be supervised and coordinated by Li Hoi Yeung and Koh Cheng Gee on behalf of NTU (hereinafter referred to as the "NTU Principal Investigator" or “NTU PI”) and Lim Yi Chieh and Winifred Yau on behalf of the Company (“Company PI”).

4.2.	If, for any reason, any of the Principal Investigators are unable to continue to serve as Principal Investigator under the Research Project, and a successor acceptable to the Parties is not available, this Agreement may be terminated by any of the Parties and the provisions of Clause 11 shall apply.

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5.	FUNDING AND PAYMENT TERMS

5.1.	The Parties shall provide the funding and/or contributions to the Research Project in accordance with Schedule 1.

5.2.	The amounts stated in Schedule 1 are exclusive of any Company value-added tax or goods and services tax or any other taxation of similar nature. NTU will be entitled to withhold such amounts as deemed necessary to pay the relevant authority for the purposes of withholding taxes, if any.

5.3.	Without prejudice to any other rights NTU may have under this Agreement, in the event that any monies owed to NTU is not paid to or received by NTU when due in accordance with Schedule 1, NTU may, by sending a written notice, require the Company to remedy such default within fourteen (14) days of the Company’s receipt of such notice, failing which NTU shall be entitled to:

(a)	suspend its performance of this Agreement until the outstanding monies have been paid in full (in line with Schedule 1); or

(b)	terminate this Agreement forthwith which termination shall not relieve the Company of its obligations under Clause 5.4 below.

5.4.	If the Company fails to make payment of any monies which is due and payable to NTU as stated in Schedule 1 of this Agreement, then the Company shall also pay to NTU any Financing Charges on the overdue amount from the date it was due for payment until the date it is actually paid. Such Financing Charges are to be calculated on a 365 day basis and at an agreed rate of ten percent (10%) per annum (“Financing Charges”).

6.	CONFIDENTIAL INFORMATION

6.1.	The Recipient agrees to use the Discloser’s Confidential Information only for the purposes of the Research Project and/or this Agreement, unless otherwise expressly agreed to in writing by the Discloser. It is agreed that the transfer of Confidential Information shall not be construed as a grant of any right or license with respect to the information delivered except as set forth herein or in a duly executed license agreement.

6.2.	The Recipient shall use the same degree of care regarding the Confidential Information as it uses in protecting and preserving its own confidential information of like kind to avoid disclosure or dissemination thereof, but in no event less than a reasonable degree of care.

6.3.	The Recipient agrees to make the Discloser’s Confidential Information available only to those of its Authorised Representatives who require access to it for the purposes of the Research Project and/or this Agreement and to inform such Authorised Representatives of the confidential nature of such information and their obligation to protect such confidentiality, and procure that such Authorised Representatives shall also observe and be bound by the confidentiality provisions of this Agreement. The Recipient shall not disclose the Confidential Information to any third party except for Authorised Representatives as provided herein. The Recipient hereby agrees that it shall be liable for any breach of the confidentiality obligations under this Agreement by its Authorised Representatives.

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6.4.	Each Party agrees that the obligations of confidentiality contained herein shall not apply to any information which:

(a)	was publicly available prior to the date of disclosure under this Agreement or becomes publicly available thereafter through no wrongful act or omission of the Recipient;

(b)	was known to the Recipient prior to the date of disclosure under this Agreement or becomes known to the Recipient thereafter, without restriction as to use or disclosure, from a third party having an apparent bona fide right to disclose the Confidential Information, as evidenced by written records;

(c)	is independently developed by the Recipient, as evidenced by written records; or

(d)	is disclosed by Recipient with the Discloser’s prior written consent.

6.5.	Notwithstanding the foregoing, upon a request or order by a court, tribunal, governmental or other regulatory authority having jurisdiction over the Recipient, the Recipient shall be entitled to disclose such Confidential Information to the aforesaid court, tribunal, governmental and/or regulatory authority in compliance with such request or order.

6.6.	The Recipient shall:

(a)	upon the termination of this Agreement, return, destroy or delete upon written request of the Discloser, all documents and materials (and all copies thereof) containing the Discloser’s Confidential Information, and certify in writing to the Discloser that it has complied with the requirements of this sub-clause; and

(b)	notwithstanding the return of documents and materials as aforesaid, continue to be bound by the undertakings of confidentiality in relation thereto set out in this Clause 6 for a period of five (5) years from the date of expiry or early termination of this Agreement.

6.7.	The Recipient may retain Confidential Information as required by applicable law or to satisfy the rules or regulatory requirements (regulatory body or stock exchange) or that may be reasonably impractical to delete from its electronic back-up systems. The provisions of this Agreement will continue to apply to any retained Confidential Information.

7.	INTELLECTUAL PROPERTY AND COMMERCIALISATION RIGHTS

7.1.	Each Party shall remain the owner or authorised user of all its Background IP and nothing in this Agreement, save as specifically provided for herein, shall be deemed to grant impliedly or otherwise, ownership of or rights of use of such Background IP to the other Party. Each Party may, at its sole discretion, disclose its Background IP to the other Party for use in connection with the Research Project. In respect of such Background IP which a Party expressly permits may be used under the Research Project, such Party hereby grants the other Party only a non-exclusive, royalty-free, fully paid-up right to use such Background IP to the extent the same is necessary for the purpose of the Research Project and for no other purpose. It is agreed that no Party shall be compelled to disclose any of its trade secrets or Confidential Information as part of its Background IP licensed hereunder.

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7.2.	All Foreground IP created or developed solely by NTU, its employees, staff, students, or agents, without any Inventive Contribution from the Company, shall be the sole and exclusive property of NTU (“NTU IP”).

7.3.	All Foreground IP created or developed solely by the Company, its employees, staff, servants or agents, without any Inventive Contribution from NTU, shall be the sole and exclusive property of the Company (“Company IP”).

7.4.	All Foreground IP created or developed jointly by NTU and the Company shall be jointly owned in equal undivided shares by the Parties (“Joint IP”).

7.5.	Commercialisation of Joint IP (Option retained; economics ring-fenced)

(a)	Option; No-Shop; Timeline. NTU grants the Company and its Affiliates an option to negotiate an exclusive, irrevocable save for cause licence (by Field and Territory, as appropriate) to the Joint IP (the “Option”). The Option may be exercised by written notice to NTU at any time during the Term of this Agreement and within three (3) months after expiry of the Term (the “Option Period”). From the date of Option exercise, the Company and NTU, through NTUitive shall negotiate in good faith for up to six (6) months (the “Negotiation Period”). During the Option Period and Negotiation Period, NTU shall not solicit, discuss, or enter into any agreement with any third party concerning commercialisation of the relevant Joint IP in the Field and Territory (the “No-Shop”).

(b)	Ring-fenced economics (pre-agreed). If the Option is exercised, the economic terms are fixed as follows and are not subject to renegotiation:

(i)	a one-time upfront licence fee not exceeding Singapore Dollars Five Thousand (S$5,000) per patent family of the relevant Joint IP; or per each documented know-how in a technology disclosure of the relevant Joint IP, if no patent is filed; and

(ii)	a running royalty not exceeding three percent (3%) of Net Sales of Licensed Products in the Field and Territory, inclusive of and capped against any and all revenue-sharing; and,

(iii)	an annual minimum sum of Singapore Dollars Ten Thousand (S$10,000) per patent family of the relevant Joint IP (or, if unpatented, per discrete know-how package)

No other fees, milestones, equity, or minimum sums shall be payable unless expressly agreed within these caps.

(c)	What remains to be negotiated. The Parties shall use the Negotiation Period solely to finalise terms consistent with this Clause 7.5 including scope of Field/Territory, diligence, reporting, audit mechanics, standard IP warranties/indemnities, sublicensing and other terms.

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(d)	Compliance & information. The Company shall provide NTU (1) drafts of patent filings within a reasonable time pre-filing; (2) copies of substantive patent-office communications; and (3) copies of grants/registrations; and shall comply with applicable Singapore patent laws, including any required national-security clearances prior to foreign filings. The Company shall also provide NTU with timely updates on the status of the Joint IP filings

7.6.	Management of IP Applications (Company as Lead Party)

(a)	Lead Party. The Parties appoint the Company as the “Lead Party” to prepare, file, prosecute, maintain, defend, and enforce all IP Applications and resulting rights for the Joint IP worldwide.

(b)	IP Expenses. IP Expenses shall be funded by the Company

(c)	Assistance. Each Party shall execute documents (including inventor declarations, assignments, powers of attorney) and provide information reasonably requested by the Company to secure, perfect and maintain the Joint IP.

(d)	Abandonment / take-over. The Company shall not abandon any IP Application or granted right without prior notice to NTU. In the event that Company wishes to abandon any IP application, it shall give NTU at least three (3) months’ notice . If Company abandons a filing in a country which it has not exclusively licensed the Joint IP, NTU may then decide whether to take over the filing of IP Application

(e)	Enforcement.

(i)	In countries which Company has obtained exclusivity, Company is obliged to enforce in accordance with the terms of the exclusive license agreement or assignment agreement, as the case may be.

(ii)	In countries that the Company has not obtained exclusivity, the Company shall have the first right, but not the obligation, to enforce against infringement at its cost and control and may retain all recoveries after enforcement costs; NTU shall reasonably cooperate with Company (at the Company’s cost). If the Company elects not to enforce within ninety (90) days after a written request regarding a material infringement in a country, NTU may, at its own discretion, enforce only in coordination with the Company and without prejudicing the Company’s commercial strategy.

7.7.	For the purposes of this Clause 7, the Company agrees that:

(a)	NTU may assign and/or transfer to NTUitive all of NTU’s legal rights to and ownership in the Joint IP, and the Company agrees that NTU shall be so entitled to assign and/or transfer such rights and ownership without further reference to the Company, or any obligation to obtain the Company’s consent; and

(b)	NTU may novate or assign all or any of its rights and/or obligations under Clause 7 to NTUitive and in such case and where applicable, references to NTU in Clause 7 shall be deemed to refer to NTUitive.

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7.8.	Each Party shall have the unfettered right to use the Foreground IP for its academic, research, development and other non-commercial purposes.

8.	PUBLICATIONS

8.1.	Any Party may publish and otherwise publicly disclose information it has gained in the course of the Research Project including but not limited to information relating to the Foreground IP (“Publishing Party”), subject to following the procedures stipulated in this Clause 8.

8.2.	The Publishing Party will provide the other Party with a copy of each proposed publication or presentation reasonably in advance of publication or presentation (collectively referred to as the “Publication”) and the other Party shall have twenty-one (21) days to review each Publication to identify and notify the Publishing Party in writing of any subject matter that is the Confidential Information of or proprietary to the other Party or which constitutes patentable subject matter or where the publication would be detrimental to the national interest of Singapore; failing which the other Party shall be deemed to have approved the Publication. The Publishing Party and the other Party shall, within ten (10) days of the Publishing Party’s receipt of the other Party’s aforesaid notice, work together to delete or modify the portions objected to by the other Party so as to allow the Publication to proceed as amended or modified or if the proposed publication or presentation involves patentable subjects, the publication or presentation shall be delayed for a further period of sixty (60) days to allow for a patent to be filed. If no decision is made within the aforementioned ten (10) day period, the Publishing Party may proceed with the Publication with the necessary deletions of the portions objected to by the other Party.

8.3	Confidential Information that is governed by Clause 6 (Confidential Information) and identified by the Non-Publishing Party, shall be deleted from the proposed Publication. Notwithstanding the aforementioned, in the event that a student needs to publish or present results of his/her work under the Research Project as part of his/her degree requirements, any proposed deletion of Confidential Information shall not affect the scientific and academic value of such student’s thesis, report, publication or presentation.

9.	WARRANTIES AND DISCLAIMERS OF LIABILITY

9.1.	Each Party warrants and represents to each of the other that it has full authority, power and capacity to enter into this Agreement, and that all necessary actions have been taken to enable it lawfully to enter into this Agreement.

9.2.	The Parties make no representations, conditions or warranties, either express or implied with respect to any of the Confidential Information and Background IP or Foreground IP disclosed to each other and/or with respect to the work performed pursuant to the terms of this Agreement. Without limiting the generality of the foregoing, the Parties expressly disclaim any implied warranty, condition or representation that any use thereof will not infringe or violate any patent or other proprietary rights of any other person and disclaims that the Background IP or Foreground IP and/or the information provided by such Party:-

(a)	shall correspond with a particular description;

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(b)	is of a merchantable or satisfactory quality;

(c)	is fit for a particular purpose; or

(d)	is durable for a reasonable period of time.

9.3.	The Parties shall not be liable for any loss, whether indirect, consequential, punitive, or incidental, or any special loss or damage (including loss of profits, loss of use, and loss of production) however caused (and whether arising out of contract, strict liability, or tort or under any legal or equitable theory of liability) which the other Party suffers arising from any defect, error, fault or failure to perform with respect to the Background IP or Foreground IP.

9.4.	Save as expressly provided in this Agreement, nothing in this Agreement shall be construed as a warranty or representation by the Parties as to the title of any of the Background IP disclosed hereunder or that anything made, used, sold or otherwise disposed of in connection with the same or the Foreground IP is or will be free from infringement of patents, copyrights, trademarks, industrial designs or other intellectual property rights of any third party.

9.5.	Each Party shall be solely responsible and liable for (a) the acts and omissions of its Authorised Representatives; and (b) its use of the Foreground IP, or findings, results, reports or materials from the Research Project.

9.6.	Each Party shall effect and maintain adequate insurance policies to cover any liability arising from its participation in the activities conducted pursuant to the Research Project and/or under this Agreement.

9.7.	In no event shall any Party be liable for any loss of profits, loss of goodwill, loss of use, loss of production or business interruption costs, or any type of indirect, special, consequential or incidental damages arising from any breach of this Agreement whether or not the other Party has been advised of the possibility of such damage.

9.8.	To the maximum extent permitted by law, in no event shall NTU’s total liability for any cause whatsoever related to the subject matter of this Agreement and regardless of the form of action, whether in contract or in tort, including negligence, exceed S$10,000. For the avoidance of doubt, nothing in this Clause 9.8 shall be deemed to eliminate or limit, in any respect, any Party’s payment obligations as set out under Schedule 1 of this Agreement.

10.	TERMINATION

10.1.	This Agreement may be terminated by written consent of the Parties.

10.2	A Party (hereinafter referred to as the “Terminating Party”) may terminate this Agreement in respect of the other Party (hereinafter referred to as the “Terminated Party”):-

(a)	in the event of the Terminated Party being in breach of any material term of this Agreement which is either incapable of rectification or if capable of rectification, which is not rectified within thirty (30) days of receipt of notice therefore;

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(b)	in the event the Terminated Party has been engaged or is engaging in any activity whatsoever that may expose NTU to any sanction, prohibition, restriction, law or regulation;

(c)	in the event that any relevant institutional review board (“IRB”) does not give their approval necessary for the conduct of the Research Project or revokes such approval;

(d)	if any grant that has been provided to either or both Parties in relation to or for the Research Project is terminated or revoked for any reason; or

(e)	to the extent permitted by law, in the event the Terminated Party:-

(i)	has a receiver, manager, judicial manager or an administrator appointed on behalf of a creditor over all or a substantial part of its assets;

(ii)	enters into an arrangement or compounds or convenes a meeting with its creditors;

(iii)	being a company, passes a resolution to enter into liquidation or the courts make an order that the company be compulsorily wound up (other than for the purposes of amalgamation or reconstruction);

(iv)	is subject to the supervision of the court, either involuntarily or otherwise;

(v)	ceases or threatens to cease for any reason whatsoever to carry on its business; or

(vi)	is unable to pay its debts as defined in the Insolvency, Restructuring and Dissolution Act 2018 (No. 40 of 2018) or takes or suffers any similar action in consequence of debt.

10.3	A Party may withdraw from this Agreement by giving the other Party thirty (30) days’ prior written notice, in which case this Agreement shall be treated as having been effectively terminated at the end of such thirty (30) day notification period, in respect of that Party which has given notice hereunder.

11.	CONSEQUENCES OF TERMINATION

11.1.	Where this Agreement is terminated in accordance with Clause 4.2, Clause 10.1, Clause 10.3 or Clause 13, the Parties shall use their best endeavours to wind up the work carried out in relation to the Research Project in an orderly fashion and where applicable, to complete such outstanding work during the relevant action periods. NTU shall be entitled to claim from the Company all costs incurred by NTU that would otherwise have been covered by the funding from the Company, including for non-cancellable commitments and NTU resources utilised, in the performance of the Research Project up to and including the date of termination, provided that the total funding amount shall not be exceeded. NTU shall reimburse to the Company any unutilised funds.

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11.2.	Where this Agreement is terminated in accordance with Clause 5.3 or Clause 10.2 the Terminating Party shall be relieved of its obligations under the Research Project and shall have no liability whatsoever to the Terminated Party in respect of such termination.

11.3.	If this Agreement is terminated by the Company, then NTU is entitled to retain all deliverables (including work in progress) due to or for the benefit of Company hereunder as at the date of termination, until all undisputed amounts due from the Company for all deliverables and any other services properly rendered up to the date of effective termination have been received by NTU. In addition, NTU may set off any amounts owed by NTU to the Company against the undisputed amounts payable by Company to NTU.

11.4.	The termination of this Agreement shall not affect any rights, obligations or liabilities that shall have accrued to any Party prior to the effective date of such termination.

11.5.	In addition to such provisions which survive the termination of this Agreement by operation of law, the provisions of Clauses 5, 6, 7, 8, 9, 11, 12, 14, and 15 to 24 shall continue in force in accordance with their terms, notwithstanding the termination of this Agreement for any reason.

12.	ASSIGNABILITY

12.1.	Except as expressly provided for in this Agreement, no Party may assign any right or novate, charge, delegate, sub-license or sub-contract any obligation or otherwise dispose of or transfer any of its rights or obligations under this Agreement without the prior written permission of the other Party whose permission may not be unreasonably withheld or delayed.

13.	FORCE MAJEURE

13.1.	For purposes of this Agreement, a Force Majeure Event is an event which is a circumstance or event beyond the reasonable control of a Party which prevents or delays such Party from observing or performing an obligation under this Agreement. Such circumstance or event shall include, without limitation, industrial actions or labour disputes, civil unrest, war or threats of war, criminal or terrorist acts, government actions or regulations, telecommunication or utility failures, fire, explosion, natural physical disasters, epidemic, quarantine restrictions, widespread travel restrictions of persons or goods, inclement weather and general failure of public utility or transportation (each, a “Force Majeure Event”).

13.2.	The Party prevented or delayed in the performance of its obligations under this Agreement by a Force Majeure Event shall give written notice thereof to the other Party, specifying the matters constituting the Force Majeure Event, together with such evidence as it reasonably can give and specifying the period for which it is estimated that such prevention or delay will continue.

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13.3.	No Party shall be liable for any failure to perform its obligations under this Agreement if the failure results from a Force Majeure Event, provided always that whenever possible the affected Party will resume that obligation as soon as the Force Majeure Event ceases or abates.

13.4.	In case of a Force Majeure Event, the time for performance required by the relevant Parties under this Agreement shall be extended by the same duration as the duration of the period during which the performance is prevented or delayed by the Force Majeure Event.

13.5.	If the Force Majeure Event shall continue for a period exceeding three (3) months from the date of the notice of such Force Majeure Event under Clause 13.2 above, the non-affected Party may at any time thereafter terminate the Agreement, by written notice to the affected Party.

14.	USE OF NAMES

14.1.	Neither Party will make any official press release, announcement or other formal publicity relating to the transactions which are the subject matter of this Agreement without first obtaining in each case, the prior written consent of the other Party, which consent will not be unreasonably withheld.

14.2.	Notwithstanding the generality of Clause 14.1, the Parties may notify third parties of the fact that this Agreement is in effect.

15.	NOTICES

15.1.	Any notice to be given by a Party to this Agreement shall be in writing and shall be deemed duly served if delivered personally or by prepaid registered post, or by e-mail to the addressee at the address or e-mail address of that Party as set out below, or at such other address or e-mail address as the Party to be served may have notified the other Party for the purposes of this Agreement:

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NTU:

Scientific/Technical Matters and Project Management Matters:

Name:	Li Hoi Yeung
Address:	60 Nanyang Drive, School of Biological Sciences, NTU
Phone:	63162931
E-mail:	hyli@ntu.edu.sg

Intellectual Property Matters:

Name:
Attn:	CEO (NTU Ref: A-25-10404 (03159-25))
Address:	Nanyang Technological University – NTUitive Pte Ltd 71 Nanyang Drive, Unit 03-01, Singapore 638075
Email:	ntuitiveinfo@ntuitive.sg

Company:

Attn:	Chairman Roland Ong
Address:	10 ANSON ROAD #25-06 INTERNATIONAL PLAZA Singapore 079903
Email:	roland@nanyangbiologics.com
Phone:	97888881

15.2.	Any notice given pursuant to Clause 15.1. shall be deemed to have been received:

(a)	in the case of delivery by hand, when delivered; or

(b)	in the case of sending by post:

(i)	where posted in the country of the addressee, on the third (3rd) Business Day following the day of posting; and

(ii)	where posted in any other country, on the seventh (7th) Business Day following the day of posting; or

(c)	if sent by email on a Business Day and at a time which is during business hours on a Business Day, at the time it is transmitted to the relevant email box specified above.

15.3.	For the avoidance of doubt, a termination notice, the service of any proceedings or documents in any legal action or, where applicable, any arbitration or other method of dispute resolution shall only be deemed to have been received if delivered personally or by prepaid registered post to the addressee at the address as provided in Clause 15.1.

16.	DISPUTE RESOLUTION

16.1.	Any disputes arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall in the first instance be resolved through meeting(s) between senior representatives of the Parties.

CONFIDENTIAL	Page 16 of 24

RESEARCH COLLABORATION AGREEMENT

16.2.	The Parties hereby agree to submit irrevocably to the exclusive jurisdiction of the Courts of the Republic of Singapore to settle any and all disputes in connection with this Agreement.

17.	GOVERNING LAW

17.1.	This Agreement, including its validity and interpretation and the merits of any dispute or claim arising out of or relating to this Agreement, shall be governed by the laws of Singapore.

18.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 2001

18.1.	Save to give effect to the rights specifically accruing to each Party’s Affiliates as per the terms of the Agreement, the Parties do not intend that any right, benefit or remedy of any kind or character whatsoever or any right to enforce the terms of this Agreement shall, by virtue of the Contracts (Rights of Third Parties) Act 2001 or otherwise, be conferred on any person who is not a party to this Agreement, and no person shall be deemed to be a third party beneficiary under or by reason of this Agreement.

19.	PERSONAL DATA PROTECTION

19.1.	The Parties shall comply with all its obligations under the Singapore Personal Data Protection Act 2012 (“PDPA”) and directions or guidelines which Singapore Personal Data Protection Commission (“PDPC”) may issue from time to time.

19.2.	Each Party shall only process, use or disclose the other Party’s Personal Data:

(a)	strictly for the purpose of fulfilling its obligations under this Agreement; and provided always that it has obtained the relevant individual’s consent for such processing, use or disclosure;

(b)	with the other Party’s prior written consent, provided always that the other Party has obtained the relevant individual’s consent for such processing, use or disclosure; and/or

(c)	when required by law or an order of court, but shall notify the other Party as soon as practicable before complying with such law or order of court at its own costs.

19.3.	This Clause 19 on Personal Data protection in this Agreement shall be effective and shall stay in force indefinitely after the expiry or termination of this Agreement.

20.	COMPLIANCE WITH APPLICABLE LAWS

20.1.	The Parties agree to comply with any relevant laws, regulations, by-laws, rules and guidelines applicable to it in the carrying out of the Research Project and/or this Agreement including but not limited to those relating to the use of animals or recombinant DNA, the Singapore Human Biomedical Research Act 2015 (“HBRA”) and all applicable local statutes and regulations.

CONFIDENTIAL	Page 17 of 24

RESEARCH COLLABORATION AGREEMENT

21.	WAIVER

21.1.	No waiver by any Party hereto of any breach or default of any of the covenants conditions, stipulations, obligations or provisions contained or implied in this Agreement herein set forth shall be deemed a waiver as to any subsequent or similar breach or default.

22.	SEVERABILITY

22.1.	If any term, condition or provision of this Agreement or the application of any such term, condition or provision shall be held by a court of competent jurisdiction to be wholly or partly invalid, illegal, or unenforceable or a violation of any applicable law, statute or regulation of any jurisdiction, in any respect, the same shall be deemed to be deleted from this Agreement and shall be of no force and effect, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, provided that the intent of the Parties in entering into this Agreement is not materially affected thereby; in which event any one Party may give written notice of its intent to terminate this Agreement to the other Party.

22.2.	Notwithstanding the aforesaid, in the event of such deletion as provided in Clause 22.1, the Parties hereto shall negotiate in good faith in order to agree to terms which are mutually acceptable and satisfactory alternative provision(s) in place of the provision(s) so deleted.

23.	ENTIRE AGREEMENT

23.1.	This Agreement including various Schedules referred to therein (all of which shall be deemed to form part of this Agreement) constitutes the entire agreement between the Parties and supersedes and invalidates all other commitments, representations, promises, understandings and warranties relating to the subject matter hereof which may have been made by the Parties either orally or in writing prior to the date hereof, and which shall become null and void from the date this Agreement is signed.

23.2.	This Agreement shall be amended, varied or modified only by an instrument in writing signed by a duly authorised officer or representative of each of the Parties hereto.

24.	GENERAL

24.1.	Nothing in this Agreement shall be construed as establishing or implying any partnership or joint venture between the Parties hereto, and nothing in this Agreement shall be deemed to constitute either of the Parties hereto as the agent of the other Party or authorise either Party; (i) to incur any expenses on behalf of the other Party, (ii) to enter into any engagement or make any representation or warranty on behalf of the other Party, (iii) to pledge the credit of, or otherwise bind or oblige the other Party, or (iv) to commit the other Party in any way whatsoever, without in each case obtaining the other Party’s prior written consent.

CONFIDENTIAL	Page 18 of 24

RESEARCH COLLABORATION AGREEMENT

24.2.	The Parties shall co-operate with each other and execute and deliver to the other such instruments and documents and take such other action as may be reasonably requested from time to time in order to carry out and confirm the rights and the intended purpose of this Agreement.

24.3.	Except as otherwise provided in this Agreement, the Parties shall bear their own costs of and incidental to the preparation, execution and implementation of this Agreement.

24.4.	The Parties may sign this Agreement in one (1) or more counterparts by the duly authorised representatives of the Parties, each of which constitutes an original and all of which taken together shall constitute the Agreement PROVIDED THAT this Agreement shall not be in force and effect until the counterparts are exchanged. The Parties may sign and deliver this Agreement by emailed portable document format (“PDF”) document (or other mutually agreeable document format), and a reproduction of this Agreement with a Party’s signature made by PDF, sent by email shall have the same effect as and be enforceable as a signed and delivered original version of this Agreement.

CONFIDENTIAL	Page 19 of 24

RESEARCH COLLABORATION AGREEMENT

IN WITNESS WHEREOF the Parties have caused this Agreement to be executed on the date first above written.

SIGNED by for and on behalf of		SIGNED by for and on behalf of

NANYANG TECHNOLOGICAL UNIVERSITY		NANYANG BIOLOGICS PTE LTD

/s/ Professor Kanaga Sabapathy		/s/ Roland Ong
Name:	Professor Kanaga Sabapathy	Name:	Roland Ong
Designation:	Chair, School of Biological Sciences	Designation:	Chairman

Date:	27 November 2025	Date:	27 November 2025

Acknowledgement from NTU PI:

I hereby acknowledge that I have read the terms of this Agreement, including the protocol and that I will act and perform my duties pursuant to the Research Project in accordance therewith, including but not limited to the assignment to NTU of any proprietary rights relating to the Research Project results that I may otherwise have according to law.

(NTU PI)

Acknowledgement from Company PI:

I hereby acknowledge that I have read the terms of this Agreement, including the protocol and that I will act and perform my duties pursuant to the Research Project in accordance therewith, including but not limited to the assignment to the [Company] of any proprietary rights relating to the Research Project results that I may otherwise have according to law.

CONFIDENTIAL	Page 20 of 24

RESEARCH COLLABORATION AGREEMENT

SCHEDULE 1

RESEARCH PROJECT

Title: Next Generation of AI-assisted Drug Discovery (AIDD) - Part 1

1.	BACKGROUND/ INTRODUCTION / OBJECTIVES

Nanyang Biologics Pte Ltd (NYB) has established a strong collaborative relationship with Nanyang Technological University (NTU) through previous Research Collaboration Agreements (RCA) and Multi-Research Collaboration Agreements (MRCA). These partnerships have successfully resulted in five patents and eight know-hows, contributing significantly to the fields of nutraceutical products and first-in-class cancer therapeutics targeting homologous recombination-deficient (HRD) cancers. This progress was achieved through a robust AI-assisted drug discovery platform and research on tropical medicinal plants, underscoring the value of integrating advanced technologies with traditional botanical knowledge. As NYB continues to expand its innovative drug discovery capabilities, NYB is keen to engage in a new RCA with NTU. This collaboration aims to build upon our previous successes by focusing on further advancing our patented technologies and exploring novel opportunities in cancer therapeutics. The proposed research will leverage NTU’s expertise in AI drug discovery and medicinal plant research, with the ultimate goal of developing breakthrough treatments for cancers and other chronic diseases.

2.	SCOPE OF WORK

The proposed collaboration will focus on the following key areas:

1.	Advancing AI Drug Discovery Models

We aim to further develop our existing patented technologies that target DNA damage repair proteins. By enhancing our AI drug discovery models, we will refine the identification and optimization of small molecules that can effectively inhibit DNA repair mechanisms in cancer cells. This will involve integrating advanced machine learning algorithms, computational chemistry, and molecular dynamics simulations to improve the accuracy and efficacy of our AI models.

2.	Identifying Novel Molecules and Conducting Preclinical Studies

Utilizing the enhanced AI platform, we will identify novel small molecules with potential therapeutic effects against HRD cancers and other chronic diseases. This will include in silico screening, lead optimization, and the validation of candidate molecules through preclinical studies. These studies will focus on evaluating the pharmacokinetics, pharmacodynamics, and toxicity profiles of the identified compounds to ensure their suitability for further development.

3.	Discovery of Novel Small Molecules from Tropical Medicinal Plants (Herb4 and M7)

Building on our previous successes with tropical medicinal plants, we will explore Herb4, a plant identified for its potential anti-cancer properties and M7, a plant identified for its anti-foam cell properties. This research will involve isolating and characterizing active compounds, assessing their therapeutic potential, and integrating these findings into our AI drug discovery platform. The goal is to discover and develop novel small molecules that can be positioned as innovative treatments for cancer and other diseases.

4.	Development of Herbal Formulations for Chronic Diseases

We aim to further develop herbal formulations for the treatment of chronic diseases. These studies will focus on testing herb extracts on various cell models for cancer (different cancer types), metabolic and other chronic diseases.

The proposed RCA aims to not only advance the scientific understanding of these novel therapeutic approaches but also to translate these findings into tangible health benefits through the development of new drugs. By combining the strengths of NYB and NTU, this collaboration will continue to push the boundaries of drug discovery and therapeutic innovation.

CONFIDENTIAL	Page 21 of 24

RESEARCH COLLABORATION AGREEMENT

3.	RESEARCH PROJECT SCHEDULE / TIME FRAME

“Milestone”	Y1 Q1	Y1 Q2	Y1 Q3	Y1 Q4	Y2 Q1	Y2 Q2	Y2 Q3	Y2 Q4
Advancing AI Drug Discovery Models
Identifying Novel Molecules and Conducting Preclinical Studies
Discovery of Novel Small Molecules from Tropical Medicinal Plants
Development of Herbal Formulations for Chronic Diseases
Final Report

4.	DELIVERABLES

The deliverables for this Research Project are:

1	Enhanced AI Drug Discovery Model (NTU & NYB): Development of advanced AI models targeting DNA damage repair proteins with optimized lead compounds.

2.	Identification and Preclinical Validation (NTU & NYB): Discovery of novel small molecules and completion of preclinical studies with patent applications.

3.	Discovery from Herb4 (NTU & NYB): Isolation and evaluation of active compounds from Herb4 for potential cancer therapeutics.

4.	Discovery from M7 (NTU & NYB): Isolation and evaluation of active compounds from M7 for cardiovascular health.

5.	Development of herbal formulations (NTU & NYB): Identification of novel herbal formulations for chronic diseases

(a)	In-kind Contribution by NTU to the Research Project	S$
	(e.g. Existing equipment, manpower, etc. required for the Research Project – to assign estimated monetary values)
	Equipment
	GPU server	200,000
	Usage of microscope, tissue culture facility, HPLC, Mass-spectrometer etc.	150,000

	Manpower
	Faculty hours – 5 hour per week x 2	300,000
	Total:	650,000

CONFIDENTIAL	Page 22 of 24

RESEARCH COLLABORATION AGREEMENT

(b)	In-kind Contribution by the Company to NTU to carry out the Research Project	S$
	Manpower
	4 Scientific officers x 2 years	800,000
	Total:	800,000

(d)	Funding by the Company (Nanyang Biologics) to NTU to carry out the Research Project		S$
	Manpower
	3 Postdoctoral Fellow x 2 years		600,000

	Consumables
	1.	Regents for Preclinical experiments including, cell experiments, animal cost, usage of animal facility at NTU	400,000
	2.	Chemical needed for all the drug discovery experiments

	Total Direct Project Cost		1,000,000
	30% Overhead Charge on Total Direct Project Cost		300,000
	Total Amount Payable*		1,300,000
	[Total Direct Project Cost + 30% Overhead Charge]
	#exclusive of any applicable prevailing GST

Note:

●	This is a fixed price contract.

●	NTU is given the authority to vary the stipulated budget items under (d) above, if required, provided the Total Amount Payable is not exceeded.

5.	PAYMENT SCHEDULE

The Company shall pay the Total Amount Payable of S$1,300,000 (and any prevailing GST payable by the Company thereon) in accordance with the following schedule of payment:

Payment Description	Scheduled Date of Payment	Amount to be Paid (S$)
Payment No.1	Upon Signing of this Agreement	400,000
Payment No.2	1st April 2026	500,000
Payment No.3	1st October 2026	400,000
	Total Amount Payable:	1,300,000

CONFIDENTIAL	Page 23 of 24

RESEARCH COLLABORATION AGREEMENT

Notes:

1.	Payment of the Total Amount Payable may be staggered but funds required for the work to be carried out must be provided in advance.

2.	NTU will not accept terms that provide for withholding of payment if the Company is not satisfied with the results.

3.	All payments shall be made within thirty (30) days from the scheduled date of payment specified in the Payment Schedule above.

4.	Any balance funds remaining following the completion of the Research Project shall be the property of NTU and the Company is not entitled to any refund of unspent funds.

7.	BACKGROUND INTELLECTUAL PROPERTY

(Please list down each Party’s Background IP to be utilized in this Research Project, and provide Technology Disclosure IDs and/or Patent IDs if applicable.)

a)	NTU: Yes

TD Ref 2023-400 Advancing Bioactivity Prediction through Molecular Docking and Self-Attention: The Drug-Target Interaction Graph Neural Network (DTIGN) TD Ref NTU ref: 2025-219 Enhancing The Bioactivity Prediction With Geometric Feature, Union-Pocket And Pairwise Loss

b)	Company: No

8.	FOREGROUND INTELLECTUAL PROPERTY

a)	Likelihood of protectable IP from this Research Project?

●	Patentable invention

Yes/ ~~No/ Unlikely/ Possible~~

●	Other form of IP (e.g.: Proprietary Know-How/Copyright)

Yes/ ~~No/ Unlikely/ Possible~~

b)	Likelihood of commercialising/licensing the discovery/invention from this Research Project?

●	Commercialisation

Yes/ ~~No/ Unlikely/ Possible~~

CONFIDENTIAL	Page 24 of 24

Certificate of Signing
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Total Number of Pages of Agreement	**24 Pages**
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NTU SINGAPORE

Document Prepared by
Elaine Lee Mei Chen from **NTU**
elainelee@ntu.edu.sg
IP: 155.69.165.66

SIGNED BY

Signatory
SIGNED WITH LEXAGLE

Kanaga Sabapathy (Prof)
(kanaga.sabapathy@ntu.edu.sg)
Authenticated by Login
155.69.198.50
27 Nov 2025 10:23, UTC +08:00

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Signatory
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Li Hoi Yeung (Assoc Prof)
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155.69.169.66
27 Nov 2025 10:01, UTC +08:00

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Signatory
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Koh Cheng Gee (Assoc Prof)
(cgkoh@ntu.edu.sg)
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27 Nov 2025 10:06, UTC +08:00

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SIGNING AUDIT TRAIL

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Sent to Sign to **Kanaga Sabapathy (Prof)** (kanaga.sabapathy@ntu.edu.sg) from **Elaine Lee Mei Chen** (elainelee@ntu.edu.sg)

27 Nov 2025 09:54:51 UTC +08:00
Sent to Sign to **Li Hoi Yeung (Assoc Prof)** (hyli@ntu.edu.sg) from **Elaine Lee Mei Chen** (elainelee@ntu.edu.sg)

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27 Nov 2025 10:23:16 UTC +08:00
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